UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RBB BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders at 888 Seafood Restaurant, 8450 East Valley Boulevard, Rosemead, CA 91770, on Tuesday, May 23, 2018 at 11:00 a.m., and at any adjournments thereof (the "Meeting").

At the meeting, you will be asked to elect our board of directors, and to amend our bylaws in order to change the range of the board of directors from 7-13 to 8-15, to vote on an advisory (non-binding) resolution to approve our executive compensation, and to vote on an advisory (non-binding) resolution to approve the frequency of holding an advisory vote on executive compensation, and to ratify the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the 2018 fiscal year.

Only shareholders of record at the close of business on March 30, 2018 are entitled to notice of and to vote at the annual meeting.

Your vote is very important. Whether or not you expect to attend the annual meeting in person, we encourage you to cast your vote via the Internet, by telephone, or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of our common stock must be represented, either in person or by proxy, for us to transact business at the meeting.

Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. If you hold your shares in certificate form and attend the Meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares personally at the Meeting. If you hold your shares in certificate form, please indicate on the proxy whether or not you expect to attend.

We look forward to seeing you at the meeting.

Sincerely yours,

Yee Phong (Alan) Thian

Director, President and CEO

Los Angeles, California

April 18, 2018

660 S. Figueroa St., Suite 1888, Los Angeles, CA 90017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2018

TO THE SHAREHOLDERS OF RBB BANCORP:

The Annual Meeting of Shareholders (the “Meeting”) of RBB Bancorp will be held at the 888 Seafood Restaurant, 8450 East Valley Boulevard, Rosemead, CA 91770, on Tuesday, May 23, 2018 at 11:00 a.m.

At the annual meeting, you will be asked to consider and vote on the following matters:

1.	Election of Directors. To elect the following twelve (12) individuals to serve as directors until the 2019 annual meeting of shareholders and until their successors are elected and qualified:

Wendell Chen	Peter M. Chang
James Kao	Pei-Chin (Peggy) Huang
Chie-Min Christopher Koo	Ruey Chyr Kao
Christopher Lin	Ko-Yen Lin
Paul Lin	Feng (Richard) Lin
Yee Phong (Alan) Thian	Catherine Thian

2.	Amendment of Bylaws to Increase Range of Directors. To amend Section 3.2 of the Company’s bylaws to increase the range of the board of directors from 7-13 to 8-15.
3.	Advisory Vote on Executive Compensation. To approve, on an advisory and non-binding basis, the compensation paid to the Company’s Named Executive Officers.
4.

Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.  To approve, on an advisory and non-binding basis, the frequency of holding an advisory vote on executive compensation.

5.	Ratification of Appointment of Independent Accountants. To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for 2018.
6.	To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

The Board of Directors recommends that you vote “FOR” the election of the above nominees, and “FOR” Proposals 2 through 5.

With regard to election of directors, please note the following provision of the Company's Bylaws:

"Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered to the President of the Corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or seven (7) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the

Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

Only shareholders of record at the close of business on March 30, 2018 are entitled to notice of and to vote at the annual meeting. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card in the postage paid envelope provided, or vote your shares electronically or by telephone, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. If you hold your shares in certificate form and attend the Meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares personally at the Meeting. If you hold your shares in certificate form, please indicate on the proxy whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the annual meeting.

Dated: April 18, 2018	By Order of the Board of Directors

/s/ David Morris
Secretary

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Shareholders to be held on May 23, 2018

This proxy statement and the Company’s 2017 Annual Report to Shareholders are available electronically at

http://www.royalbusinessbankusa.com

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF RBB BANCORP

To Be Held Tuesday May 23, 2018

To the shareholders of RBB Bancorp, Inc.:

This Proxy Statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of RBB Bancorp (the "Company") at the Annual Meeting of Shareholders of the Company currently scheduled to be held at 888 Seafood Restaurant, 8450 East Valley Boulevard, Rosemead, CA 91770, on Tuesday, May 23, 2018 at 11:00 a.m., and at any adjournments thereof (the "Meeting").

The matters to be considered and voted upon at the Meeting will include:

1.

Election of Directors. To elect the following twelve (12) directors of the Company to serve as directors of the Company until the next Annual Meeting of Shareholders and until their respective successors are elected and have qualified:

Wendell Chen	Peter M. Chang
James Kao	Pei-Chin (Peggy) Huang
Chie-Min Christopher Koo	Ruey Chyr Kao
Christopher Lin	Ko-Yen Lin
Paul Lin	Feng (Richard) Lin
Yee Phong (Alan) Thian	Catherine Thian

2.

Approval of an amendment to the Company’s bylaws that would increase the range of the Board of Directors.  To amend Section 3.2 of the Company’s bylaws to increase the range of the board of directors from 7-13 to 8-15.

3.	Advisory Vote on the Compensation of Our Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

4.

Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.  To approve, on an advisory and non-binding basis, the frequency of holding an advisory vote on executive compensation.

5.

Ratification of the Appointment of Independent Registered Public Accountants. To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

6.	Other Business. To consider and transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Our Board of Directors recommends that you vote “FOR” all of the twelve director nominees named above for election to our Board of Directors; “FOR” an amendment to the Company’s bylaws to increase the range of the Board of Directors from 7-13 to 8-15; “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers; “FOR,” on a non-binding advisory basis, the holding of an advisory vote on executive compensation on an annual basis; and “FOR” ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

This Proxy Statement and the accompanying form of proxy are being mailed on approximately April 23, 2018 to all persons who were shareholders as of March 30, 2018.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders

to be held on May 23, 2018.

This Proxy Statement and the Company's 2017 Annual Report are available online at www.royalbusinessbank.com.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Even if you plan to attend the Annual Meeting in person, please submit your proxy or voting instructions for your shares promptly by telephone or the Internet or by completing, signing, dating and returning the proxy card or voting instruction form accompanying the Proxy Statement using the directions on your proxy card or voting instruction form, all as described in more detail in the Proxy Statement.

Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

By order of the Board of Directors

April 18, 2018

Yee Phong (Alan) Thian

Director, President and CEO

Information About the Annual Meeting, Voting and Proxies

Who May Vote?

If you were a holder of shares of common stock on the records of the Company at the close of business on March 30, 2018 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. On the Record Date, a total of 16,288,928 shares of stock were entitled to be voted. We have no other class of stock outstanding.

Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be twelve), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting. The shareholder may cast all of those votes for a single nominee or to distribute them among any number or all of the nominees in such proportions as the shareholder may choose.

How Do I Vote?

Voting in Person. If your shares are registered directly in your name with our transfer agent, IssuerDirect, at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Directions to the Annual Meeting may be found at https://ir.rbbusa.com/events-and-presentations/events.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

•

Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is Tuesday, May 22, 2018, at 8:59 P.M., Pacific Time. If you vote by telephone, you do not need to return your proxy card.

•

Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is Tuesday, May 22, 2018, at 8:59 P.M., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.

•

Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope.  In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you do attend and vote your shares in person at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR” all of the twelve director nominees named in the Notice of Annual Meeting for election to the Board of Directors (Proposal No. 1); “FOR” approval of an amendment to the Company’s bylaws that would increase the range the expansion of the Board of Directors (Proposal No. 2); “FOR” an advisory vote on the compensation of our Named Executive Officers (Proposal No. 3); “FOR” an advisory vote on the frequency of voting on executive compensation on an annual basis (Proposal No. 4); and “FOR” ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 5).

If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

What Is The Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in “Street Name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in ‘‘street name’’, and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account.

How Do I Get More Information About the Company?

The Notice provides Internet instructions on how to access and review the proxy materials including our Form 10-K (Annual Report) that contains our consolidated financial statements. Our Annual Report includes a list of exhibits filed with the SEC but does not include the exhibits.

If you wish to receive copies of the exhibits, please write to the following address:  Investor Relations, RBB Bancorp, 660 S. Figueroa St., Suite 1888, Los Angeles, CA 90017.

You may also send your request by e-mail to:  investorrelations@rbbusa.com.

The Company’s Annual Report is included with the proxy materials.

How Are Voting Shares Held by Brokers, Banks and Other Nominees Handled?

We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you attend the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.

Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. Proposal No. 1 (election of directors), Proposal 2 (amendment to bylaws), Proposal No. 3 (advisory vote on the compensation of our named executive officers), and Proposal 4 (advisory vote on the frequency of the vote on executive compensation on an annual basis) are considered “non-routine.” Therefore, if you hold your shares in street name and want your shares to be voted on these proposals, you must give voting instructions to your broker. Proposal No. 5 (ratification of the appointment of the independent registered accounting firm) is considered routine and may be voted upon by your broker even if you do not provide instructions to your broker. If you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 5, your shares will be treated as "broker non-votes" on each of the other proposals at the Annual Meeting.

What Is the Vote Required for a Quorum and to Approve the Proposals?

Quorum Requirement. Our Bylaws require that a quorum - that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting - be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).  Abstentions and broker non-votes will be counted as present for this purpose. If the shares represented at the meeting are not sufficient to transact business, we may adjourn or postpone the meeting to permit the further solicitation of proxies.

Proposal No. 1 - Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the twelve nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Proposal No. 2 – Approval of an amendment to the Company’s bylaws that would increase the range of the Board of Directors.  The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is required to approve the amendment to the Company’s bylaws that would increase the range of the Board of Directors from a minimum of seven (7) to eight (8) and to a maximum of twelve (12) to fifteen (15).

Proposal No. 3 - Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2018 compensation of our named executive officers, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum  Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal.  Broker non-votes will not affect the outcome of the vote.

Proposal No. 4 - Advisory Vote on the Frequency of Voting on Executive Compensation. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, the frequency of voting on executive compensation, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum.   Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal.  Broker non-votes will not affect the outcome of the vote.

Proposal No. 5 - Ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.  Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal.  Broker non-votes will not affect the outcome of the vote.

How do I vote my shares?

If you are a stockholder of record, there are four ways to vote:

•	In Person. You may vote in person at the annual meeting. You must bring valid picture identification and may be requested to provide proof of stock ownership as of the record date.
•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the enclosed postage-prepaid envelope.

If you vote by telephone, or properly complete and mail the proxy card, and we receive it on or before the voting date, your shares will be voted as you direct. Even if you plan to attend the meeting in person, we encourage you to cast your vote by telephone, or if you prefer, by completing, signing, dating, and returning the proxy card.

If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account. If you wish to vote in person at the meeting, you must obtain a valid proxy from the organization holding the shares giving you the right to vote at the meeting. If you hold your shares in a brokerage account and do not give voting instructions to your broker on proposals that are considered “non-routine,” your broker cannot vote them for you and your shares will be treated as broker non-votes. At the meeting, Proposal Five (Ratification of the Appointment of Independent Registered Public Accounting Firm) involves matters that we believe will be considered “routine,” while Proposal One (Election of Directors), Proposal Two (Amend the Company’s bylaws to increase the range of the Board of Directors), Proposal Three (Advisory [Non-Binding] Vote to Approve Our Executive Compensation), and Proposal Five (Advisory [Non-Binding] Vote on the frequency of voting on executive compensation) involve matters that we believe will be considered “non-routine.” Therefore, it is important that you provide voting instructions for all proposals.

What if I don’t vote for some of the items listed in this proxy statement?

If you are a stockholder of record and return your signed proxy card, or by telephone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Peter M. Chang, Pei-Chin (Peggy) Huang and Yee Phong (Alan) Thian, and each of them individually, with power of substitution, as proxy holders.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote?

If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by telephone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	attending the Annual Meeting and voting in person;
•	completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or
•

sending a written revocation of your proxy to the Company’s Corporate Secretary at 660 S. Figueroa St., Suite 1888, Los Angeles, CA 90017. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

How Can A Proxy Be Revoked?

A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his or her election to vote in person. Shares represented by a properly executed proxy received prior to the Meeting will be voted in accordance with the shareholder's specifications, as noted on the proxy, or if not otherwise specified, and unless revoked, such shares will be voted in favor of election of the nominees specified herein and in favor of the other proposals specified herein.

The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

How does the Board recommend that I vote? The Board unanimously recommends that you vote your shares as follows:

•	FOR EACH NOMINEE as directors as specified under Proposal One,
•	FOR approval to amend the Company’s bylaws to increase the range of the Board of Directors as specified under Proposal Two,
•	FOR the advisory (non-binding) resolution to approve our executive compensation as specified under Proposal Three,
•	FOR the advisory (non-binding) resolution to approve the frequency of voting on our executive compensation on an annual basis as specified under Proposal Four, and
•	FOR ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm as specified under Proposal Five.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the annual meeting.

Who Will Serve as the Inspector of Election?

In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

What Will Happen If Additional Proposals Are Presented?

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

What If a Director is Unable to Serve?

Vacancies on the Board of Directors may be filled by a majority of the remaining directors as specified in the Bylaws of the Company.

Who Is Making the Solicitation?

The Company's Board of Directors is soliciting the enclosed proxy. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone or personal visits by directors, officers and employees of the Company. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 30, 2018 pertaining to beneficial ownership of the Company's Common Stock by persons known to the Company to own five percent (5%) or more of such stock, current directors and nominees for election as directors, Executive Officers1 of the Company, and all current directors and Executive Officers of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company.

The table should be read with the understanding that more than one (1) person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

Name and Address of Beneficial Owner 2 3	Title	Amount and Nature of Beneficial Ownership		Percent of Class [19]
Peter M. Chang	Director	410,717	[4]	2.51%
Wendell Chen	Director	119,221	[5]	*
Pei-Chin (Peggy) Huang	Director	354,204	[4]	2.16%
Tsu Te Huang	Branch Administrator	219,251		1.35%
James W. Kao	Director	526,939	[6]	3.23%
Ruey Chyr Kao	Director	649,120	4 7	3.96%
Chie-Min Christopher Koo	Director	85,141	[8]	*
Larsen Lee	Director of Mortgage Lending	24,686	[9]	*
Christopher Lin	Director	62,539	[5]	*
Feng (Richard) Lin	Director	534,901	[10]	3.27%
Ko-Yen Lin	Director	157,354	[4]	*
Paul Lin	Director	51,776	[10]	*
Vincent Liu	Chief Risk Officer	192,929	[11]	1.18%
David Morris	Chief Financial Officer	96,864	[12]	*
Simon Pang	Chief Strategy Officer	137,222	[13]	*
Catherine Thian	Director	128,190	[5]	*
Yee Phong (Alan) Thian	Director, President and CEO	1,167,388	[14]	6.87%
Jeffrey Yeh	Chief Credit Officer	34,597	[15]	*
Officers as a Group (18 in number)		4,953,039	[16]	27.42%
5% Shareholders	Address of 5% Shareholders
Wellington Management Group LLP	280 Congress Street, Boston, MA 02210	915,853	[17]	5.62%
FJ Capital Management LLC as a group	1313 Dolley Madison Blvd., Suite 306, McLean, VA 22101.	830,969	[18]	5.10%

*	Indicates one percent or less.
1

As used throughout this document, the term “executive officer” means the President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer; the Executive Vice President and Chief Credit Officer; the Executive Vice President and Chief  Risk  Officer;  the  Executive  Vice  President  and  Chief  Strategy  Officer,  the Executive Vice President and Branch Administrator, and the Executive Vice President and Director of Mortgage Lending.

2

Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security. Beneficial owner includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date.

3	The address for all persons who are either directors or officers of the Company is c/o RBB Bancorp, 660 South Figueroa Street, Suite 1888, Los Angeles, California 90017.
4	Includes 80,732 vested options of 84,065 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
5	Includes 59,206 vested options of 62,539 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
6

Includes 20,000 vested options of 20,000 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date. The Kao Family, which includes James Kao as well as other family members, beneficially owns a total of 1,837,953 shares or 11.3%.

7	The Kao family, which includes Ruey Chyr Kao as well as other family members, beneficially owns a total of 1,837,953 shares or 11.3%.
8	Includes 73,302 vested options of 73,302 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.

9	Includes 24,686 vested options of 24,686 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
10	Includes 51,776 vested options of 51,776 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
11	Includes 127,277 vested options of 127,277 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
12	Includes 88,288 vested options of 88,288 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
13	Includes 94,173 vested options of 94,173 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
14

Includes 708,231 vested options of 708,231 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.  Includes investments of 222,875 shares by United Overseas Investment and 127,581 shares by Eastern Union, Inc., corporations that are partially owned by Yee Phong (Alan) Thian with his brother, brother-in-law and sister. Yee Phong (Alan) Thian, his brother, his brother-in-law and sister, United Overseas Investment, Eastern Union, Inc. and other family members beneficially own on an aggregate basis 1,646,658 shares, or 9.9%, of the issued and outstanding shares of the Company.

15	Includes 8,072 vested options of 8,072 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
16	Includes 2,208,946 vested options of 2,248,942 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
17

Derived from a Schedule 13G/A filed with the SEC on February 8, 2018. Wellington Management Group LLP, or "Wellington," has indicated that it holds our Common Shares together with certain of its subsidiaries. Wellington has shared voting power over 590,069 Common Shares and dispositive power over 915,853 Common Shares.

18

Derived from a Schedule 13G/A filed with the SEC on February 16, 2018 on behalf of each of FJ Capital Management LLC, Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC and Martin S. Friedman, as a group referred to as “FJ Capital Management.”  FJ Capital Management has shared voting power and dispositive power over 830,969 Common Shares.

19

For each person in this table, percentage ownership is calculated by dividing the number of shares of our common stock beneficially owned by such person by the sum of 16,288,928 shares of our common stock outstanding as of March 30, 2018, and the number of shares of our common stock issuable under options exercisable within 60 days of March 30, 2018.

Principal Family Shareholders

We also determined beneficial ownership in accordance with Federal Reserve guidance which considers extended family members to be acting in concert even though the holdings of such families would not be reported as a “group” under SEC guidelines. The Thian (including Ko-Yen Lin), Chang and Kao families are considered controlling entities by the Federal Reserve. There are no formal written shareholder or voting agreements nor any informal arrangement or understanding among any of the family members with respect to their holdings of our common stock. The following table indicates the beneficial ownership of each controlling family, as well as the beneficial ownership of certain other directors’ families, and each footnote indicates the family or business relationship included.

	Related Director(s)/	Related Director(s)/ Executive Officer	Family Holdings (1)	Total Holdings
Name	Executive Officer	Number	Number	Number	%
Chang family (2)	Peter M. Chang	410,717	1,051,651	1,462,368	9.0%
Kao family (3)	James W. Kao, Ruey Chyr Kao	1,176,059	661,894	1,837,953	11.3%
Thian family (4)	Yee Phong (Alan) Thian, Catherine Thian, Ko-Yen Lin	1,452,932	351,080	1,804,012	10.9%
Chen family (5)	Wendell Chen	119,221	538,866	658,087	4.0%
F. Lin family (6)	Feng (Richard) Lin	534,901	605,500	1,140,401	7.0%
P. Lin family (7)	Paul Lin	51,776	191,448	243,224	1.5%
Huang family (8)	Pei-Chin Huang	354,204	169,907	524,111	3.2%
Koo family (9)	Chie-Min Christopher Koo	85,141	-	85,141	*
C. Lin family (10)	Christopher Lin	62,539	54,889	117,428	*
Total		4,247,490	3,625,235	7,872,725	48.1%

*	Indicates one percent or less.
(1)	Family member holdings exclude those shares held by the related director(s) and/or executive officer of the Company.
(2)

The number of shares reported consists of (i) 326,652 shares held by Peter M. Chang individually, (ii) 84,065 shares that are subject to options that are currently exercisable or are exercisable within 60 days of March 30, 2018, (iii) 217,444 shares held by Ellen Y. Chang, Peter Chang’s sister, (iv) 253,067 shares held by Yu-Li Chang, Peter Chang’s aunt, and (v) 570,000 shares held jointly by Louis C. Chang and Su Cheng C. Chang, Mr. Chang’s mother and father.

(3)

The number of shares reported consists of (i) 563,979 shares held jointly by Ruey Chyr Kao and his wife, Je Tsu Kao, (ii) 1,076 shares held by Ruey Chry Kao individually, (iii) 84,065 shares that are subject to options awarded to Ruey Chyr Kao that are currently exercisable or are exercisable within 60 days of March 30, 2018; (iv) 184,063 shares held jointly by James Kao and his daughter, Christina Kao, (v) 161,438 held jointly by James Kao and Patricia Kao, Mr. Kao’s daughter, (vi) 161,438 shares held jointly by James Kao and Timothy Kao, Mr. Kao’s son, (vii) 20,000 shares that are subject to options awarded to James Kao that are currently exercisable or are exercisable within 60 days of March 30, 2018; (viii) 430,500 shares held jointly by Min-Hwan and Yu-Fan, the brother and sister in-law of Ruey Chry and James Kao; and (ix) 215,250 shares held jointly by Daniel Jay Kao and Linda Lee Kao, the son and daughter in-law of Ruey Chry and James Kao.

(4)

The number of shares reported consists of (i) 1,076 shares held by Alan Thian individually, (ii) 107,625 shares held by Mr. Thian’s wife, Fen Fen Thian, (iii) 708,231 shares that are subject to options awarded to Mr. Thian that are currently exercisable or are exercisable within 60 days of March 30, 2018; (iv) 65,651 shares held jointly by Lawrence S K Law and Catherine Thian, (v) 62,539 shares that are subject to options awarded to Ms. Thian that are currently exercisable or are exercisable within 60 days of March 30, 2018; (vi) 73,289 shares held by Ko-Yen Lin, (vii) 84,065 shares that are subject to options awarded to Mr. Lin that are currently exercisable or are exercisable within 60 days of March 30, 2018, (viii) 193,726 shares held by Min Yang Thian, the nephew of Alan Thian and Catherine Thian, (ix)  222,875 shares held by United Overseas Investment Inc., and (x) 127,581 shares held by Eastern Union Inc.

(5)

The number of shares reported consists of (i) 56,682 shares held jointly by Wendell Chen and his wife, Josephine Chen, (ii) 62,539 shares that are subject to options awarded to Mr. Chen that are currently exercisable or are exercisable within 60 days of March 30, 2018, (iii) 473,125 shares that are held by the Chen Family Trust, (iv) 44,978 shares held by Mr. Chen’s brother, and (v) 493,888 shares held by Mr. Chen’s father.

(6)

The number of shares reported consists of (i) 483,125 shares held jointly by Mr. Feng Lin and his wife, Joyce Lin, (ii) 51,776 shares that are subject to options awarded to Mr. Lin that are currently exercisable or are exercisable within 60 days of March 30, 2018, (iii) 292,875 shares held jointly by Mr. Lin’s sister, Linda Lin, and her husband, Jian Li, (iv) 205,000 shares held by Mr. Lin’s brother, and (v) 107,625 shares held by Mr. Lin’s sister.

(7)

The number of shares reported consist of (i) , (i) 136,253 shares held in the Paul Pao-Yen Lin Irrevocable Trust, (ii) 55,195 shares held in the Lin Family Trust, , and (iii) 51,776 shares that are subject to options awarded to Paul Lin that are currently exercisable or are exercisable within 60 days of March 30, 2018.

(8)

The number of shares reported consists of (i) 269,063 shares held by Ms. Huang and Pei-Cheng Huang, Ms. Huang’s husband, as co-trustees of the Huang Family Trust, (ii) 73,302 shares that are subject to options that are currently exercisable or are exercisable within 60 days of March 30, 2018; (iii) 83,807 shares held by Jerry Jade Huang, Ms. Huang’s son, and (iv) 86,100 shares held by Patrick Huang, Ms. Huang’s son.

(9)

The number of shares reported consists of (i) 10,763 shares held jointly by Mr. Koo and his wife, Paulina Wang-Koo, (ii) 1,076 shares held by Mr. Koo individually, and (iii) 73,302 shares that are subject to options that are currently exercisable or are exercisable within 60 days of March 30, 2018.

(10)

The number of shares reported consists of (i) 62,539 shares that are subject to options that are currently exercisable or are exercisable within 60 days of March 30, 2018; and (ii) 54,889 shares held by the Christopher Yale Lin and Katherine Chi Revocable Trust.

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election as Directors

The persons named in the table below will be nominated for election as directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all twelve (12) nominees, or as many thereof as possible under the rules of cumulative voting.

If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. Additional nominations can be made only by complying with the notice provisions included in the Company’s Bylaws. The Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the procedures specified therein are not followed. The twelve (12) nominees receiving the highest number of Common Stock votes at the Meeting shall be elected.

None of the directors, nominees or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the director and executive officers of the Company, acting within their capacities as such. Except for Messrs. James and Ruey Chyr Kao and Ms. Catherine Thian and Mr. Yee Phong (Alan) Thian, there are no family relationships between the directors and executive officers of the Company. None of the directors or executive officers of the Company serve as directors of any company that has a class of securities registered under the Securities Act of 1933, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

Board of Directors

The following table sets forth certain information about our directors, including their names, ages and year in which they began serving as a director of the Company (or the Bank prior to the Company’s formation in 2011).

Name	Age	Position	Director Since
Yee Phong (Alan) Thian	65	Chairman of the Board	2008
Peter M. Chang	46	Director	2008
Wendell Chen	41	Director	2010
Pei-Chin Huang	62	Director	2008
James W. Kao	72	Director	2015
Ruey Chyr Kao	77	Director	2008
Chie-Min Christopher Koo	60	Director	2008
Christopher Lin	77	Director	2010
Feng Lin	36	Director	2011
Ko-Yen Lin	74	Director	2008
Paul Lin	38	Director	2012
Fui Ming Thian	67	Director	2010

Pursuant to our current articles and bylaws, our board of directors is authorized to have not less than seven members nor more than 13 members, and is currently comprised of 12 members. Each of our directors serves for a one year term. The number of directors may be changed only by resolution of our board within the range set forth in our articles. As discussed in greater detail below, our board of directors has affirmatively determined that nine of our 12 current directors qualify as independent directors based upon the rules of the NASDAQ Stock Market and the SEC. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director.

The business experience of each of the current directors is set forth below. Other than as described below, no current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Yee Phong (Alan) Thian. Mr. Thian has served as the chairman, president and chief executive officer of the Company and the Bank since the Bank began operations in 2008. Mr. Thian was appointed twice to the FDIC community bank advisory committee and is presently on the CFPB community bank advisory committee. Mr. Thian previously served as the president and chief executive officer of First Continental Bank from July 2000 until its acquisition by United Commercial Bank in July 2003. Following the acquisition, Mr. Thian served as the executive vice president and regional director of United Commercial Bank until April 2007. From June 1997 to October 1997, Mr. Thian served as the president and chief executive officer of American International Bank and continued to serve as a director of the bank until January 2000. Mr. Thian began his banking career at General Bank where he served as a director from June 1982 to June 1997 and in various officer positions. He is the brother of Fui Ming Thian, who is also a director of the Company and the Bank. Mr. Thian holds a B.A. from Nan Yang University. Our board considered Mr. Thian’s experience as the chief executive of successful Chinese-American banks, his knowledge of and experience with real estate investment and development, his experience advising other companies in conducting business in small to midsized communities that are similar to those in our primary market areas, his experience as an advisory board member for the FDIC and the CFPB and his knowledge of the business community in the Chinese-American market area in determining that he should be a member of our board.

Peter M. Chang. Mr. Chang has served as a board member since the founding of the Bank in 2008. Mr. Chang is the president of Yao Yang Enterprises LLC, which purchases and exports waste paper. As such he works with recycling, shipping and exporting companies in the United States and provides raw materials to paper manufacturing companies in Southeast Asia China and Taiwan. Mr. Chang holds a B.S. in Economics from the University of California at Los Angeles. Our board considered Mr. Chang’s experience in international trade financing and his long-standing relationships within the Chinese-American business community in determining that he should be a member of our board.

Wendell Chen. Mr. Chen has served as a member of the board since November 2010. Mr. Chen has been the chief executive officer of US Development LLC, a real estate development firm, since 2015. From 2006 to 2015, Mr. Chen served as the chief executive officer and managing partner of Vanetti, Inc., a start-up firm that successfully designed, manufactured, and delivered branded and private labeled men’s suits to specialty shops and major chain stores in the United States. Mr. Chen holds a B.A. from California State University Pomona. Our board considered Mr. Chen’s experience as an executive of a small business that does international trade and his relationships within the Chinese American business community in determining that he should be a member of our board.

Pei-Chin (Peggy) Huang. Ms. Huang has served as a board member since the founding of the Bank in 2008. Ms. Huang is the co-founder and president of Trendware International Inc., a Torrance-based manufacturer of computer networking equipment, where she is responsible for financial management and strategic planning. Ms. Huang holds a M.A. degree from Arizona State University. Our board considered Ms. Huang’s experience as an executive of an international business and her ability to understand complicated financial statements and contracts in determining that she should be a member of our board.

James W. Kao, Ph.D. Dr. Kao has served as a board member since 2015. Dr. Kao had a long and distinguished career at Philip Morris, USA in the research and development department. Since his retirement, Dr. Kao has been a successful investor in many companies. Dr. Kao holds a B.A. from National Taiwan University, an M.B.A. from Virginia Commonwealth University and his Ph.D. from Miami University. He is the brother of Dr. Ruey-Chyr Kao, MD, who is also a member of our board. Our board considered Dr. Kao’s experiences as an investor and his educational background in determining that he should be a member of our board.

Ruey-Chyr Kao, MD. Dr. Kao has served as a board member since the founding of the Bank in 2008. Dr. Kao retired in 2002 after 30 years as an obstetrician-gynecologist with a private practice in Monterey Park, Alhambra and San Gabriel. For the past fifteen years, he has been a real estate developer and investor with ownership of six hotels. He received his medical degree from Kaohsiung Medical College and is a Fellow of the American College of Obstetricians and Gynecologists. Dr. Kao is the brother of James Kao, Ph.D., who is also a member of our board. Our board considered Dr. Kao’s real estate background and his relationships in the Chinese-American community in determining that he should be a member of our board.

Chie Min (Christopher) Koo, CPA. Mr. Koo has served as a board member since the founding of the Bank in 2008. Mr. Koo is the president and founder of Christopher Koo Accountancy, an accounting and tax service in the city of Diamond Bar. Mr. Koo holds a Master’s in Business Administration and a B.S. in Hotel and Restaurant Management from U.S. International University in San Diego, California. Our board considered Mr. Koo’s experience as a CPA and his relationships in the Chinese-American community in determining that he should be a board member.

Chuang-I (Christopher) Lin, Ph.D. Dr. Lin has served as a board member since 2010. Dr. Lin is president and chairman of three separate specialty real estate firms: Forte Resources, Inc., which specializes in senior and affordable housing management and development, Sonnycal Development Company, which specializes in real estate development in market-rate residential houses and industrial warehouses, and Linkage Financial Group Inc., which specializes in real estate development in China. Dr. Lin previously served as a director of General Bank from 1981 to 2003. Dr. Lin holds a B.S. from Cheng Kung University, a M.S. from National Tsing Hua University and a Ph.D. from Duquesne University. Our board considered Dr. Lin’s real estate background, specifically in affordable housing, and his prior experience as a bank director in determining that he should be a board member.

Feng Lin. Mr. Lin has served as a board member since 2011. Mr. Lin is president and chief financial officer of Arche Investments, LLC, a real estate development firm specializing in developing condominiums and work-live detached condominium projects in Southern California. In addition, he is regional director of Harmony Bioscience Inc., a personal healthcare product company. Mr. Lin holds a B.S. in Economics from the University of California, Irvine. Our board considered Mr. Lin’s real estate background in determining that he should be a board member.

Ko-Yen Lin. Mr. Lin has served as a board member since the founding of the Bank in 2008. Mr. Lin is a real estate investor and manager of motels, office buildings, shopping centers and mobile home parks. Mr. Lin previously served as a Commissioner of Overseas Affairs for the Government of Taiwan. Mr. Lin also previously served as a director of General Bank from 1986 to 2003 and United National Bank from 1982 to 1985. From 2003 to 2007, Mr. Lin served as a senior advisory board member of Cathay Bank. Our board considered Mr. Lin’s real estate background and his prior experience as a bank director in determining that he should be a board member.

Paul Lin. Mr. Lin has served as a board member since 2012. Mr. Lin is the founder and chief executive officer of Drill Spot, LLC, an ecommerce company specializing in industrial and hardware supplies for contractors. Drill Spot has generated over $100 million since its inception in 2005. Due to the success of his startup, in 2010 Mr. Lin was named one of Inc. Magazine’s Top 10 Asian Entrepreneurs. Mr. Lin attended the University of Colorado in Boulder and studied Information Systems. In his spare time, Mr. Lin designs technology products and currently has three issued design patents. Our board considered Mr. Lin’s experience as the founder of a small business and his strong technology and security background in determining that he should be a member of our board.

Fui Ming (Catherine) Thian. Ms. Thian has served as a board member since 2010. Ms. Thian has been in the real estate management business for over 30 years and is responsible for operating and accounting for multiple apartment complexes and mobile home parks. Ms. Thian holds a B.S. in Commerce from Nanyang University. She is the sister of our chairman, Mr. Thian. Our board considered Ms. Thian’s experience in real estate management and preparing financial statements in determining that she should be a board member.

Director Compensation

The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Alan Thian, whose compensation is disclosed under “—Summary Compensation Table”) during 2017.

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation (2)	Total
Peter Chang	$98,100	$-	$-	$98,100
Wendell Chen	101,100	-	147	101,247
Pei-Chin (Peggy) Huang	95,300	-	508	95,808
James W. Kao	97,200	-	-	97,200
Ruey Chyr Kao	92,800	-	-	92,800
Chie-Min Christopher Koo	95,500	-	567	96,067
Christopher Lin	97,600	-	-	97,600
Feng (Richard) Lin	94,050	-	126	94,176
Ko-Yen Lin	96,600	-	3,094	99,694
Paul Lin	96,500	-	129	96,629
Fui Ming (Catherine) Thian	97,000	-	1,511	98,511

(1)

The amounts set forth in the “Option Awards” column reflect the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. The fair market value of shares was determined by the board of directors. There were no options awarded in 2017.  The assumptions used in calculating the option award amounts are set forth in Note 14 to our consolidated financial statements as of December 31, 2017 and 2016.

(2)	All Other Compensation reflects BOLI insurance benefits.

During 2017, each of our directors received an annual cash retainer of $70,000.  No stock options were issued in 2017.   This retainer will remain the same in 2018.

As compensation for attending the Bank’s board meetings, each director received $1,500 per meeting attended in person and $750 per meeting attended by telephone. Each non-employee director also received $300 per board committee meeting attended. In addition, the chairs of the Audit Committee, ALCO, Information Technology Committee, CRA Committee, Compensation, Nominating and Corporate Governance Committee and Directors Loan Committee received an additional fee of $200 per meeting attended.

Executive Officers

The following table sets forth certain information regarding our executive officers, including their names, ages and positions:

Name	Age	Position
Yee Phong (Alan) Thian	65	President and chief executive officer of the company and bank
David R. Morris	57	Executive vice president and chief financial officer of the company and bank
Simon Pang	62	Executive vice president and chief strategy officer for the company and the bank
I-Ming (Vincent) Liu	62	Executive vice president and chief risk officer for the company and the bank
Jeffrey Yeh	56	Executive vice president and chief credit officer of the company and bank
Tsu Te Huang	67	Executive vice president and branch administrator for the bank
Larsen Lee	57	Executive vice president and director of mortgage lending

The business experience of each of our executive officers, other than Mr. Thian, is set forth below. Except for Mr. Thian, no executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

David R. Morris. Mr. Morris was appointed executive vice president and chief financial officer of the Bank in February 2010 and of the company in June 2010. Mr. Morris is responsible for the Bank’s finance, treasury, information technology and operations functions.  He serves on our board’s asset/liability committee, information technology and security committee and community reinvestment act committee. Prior to joining the company, Mr. Morris was with MetroPacific Bank serving as its president and chief executive officer from August 2007 to June 2009, and as executive vice president and chief financial officer/chief operations officer from October 2006 to July 2007. From June 2003 to September 2006, Mr. Morris was executive vice president and chief financial officer/chief operations officer for San Diego Community Bank. Mr. Morris was vice president and controller of Community National Bank from 1999 to 2003. At City National Bank (formerly North American Trust Company), Mr. Morris served as vice president and manager of participant accounting in 1999; executive vice president, chief financial officer, risk management officer and director from 1997 to 1998, and executive vice president, chief operations officer and chief financial officer from 1991 to 1996. Mr. Morris started his career with First Interstate Bank, Ltd. in 1986 followed with being controller for Banker’s Trust Company of California, a subsidiary of Banker’s Trust Company. Mr. Morris holds a B.S. from University of Maryland and an M.B.A. from University of Southern California.

Simon Pang. Mr. Pang has served as an executive officer since the founding of the Bank in 2008. Mr. Pang joined our Bank as an executive vice president and head of commercial lending and was promoted to chief strategy officer in May 2012. Prior to joining the Bank in 2008, Mr. Pang spent eight years with United Commercial Bank as senior vice president and commercial and international banking manager. From 1997 to 2000, Mr. Pang was first vice president and team leader for Imperial Bank and from 1994 to 1997 he was vice president and trade finance manager at Tokai Bank of California. Prior to 1994, Mr. Pang was employed by Lippo Bank and Guaranty Bank as a senior loan officer. From 1981 through 1989, Mr. Pang worked in Asia as an international loan officer at Bank of America’s Singapore branch; as a corporate banking loan officer with Standard Chartered Bank; and as a manager at Singapore United Overseas Bank’s Xiamen branch. Mr. Pang holds a B.S. from California State University, Fresno.

I-Ming (Vincent) Liu. Mr. Liu has been an executive officer of the Bank since it began operations in 2008. He started at the Bank as executive vice president and branch administrator and was promoted to chief operations officer of the company and the Bank in February 2011, and to chief risk officer of the Company and the Bank in January 2013. Prior to joining the Bank, Mr. Liu spent over four years with United Commercial Bank as senior vice president and head of Southern California branch network. Prior to joining United Commercial Bank, Mr. Liu spent over 18 years with General Bank as a regional manager. Mr. Liu holds a B.A. from Feng-Chia University.

Jeffrey Yeh. Mr. Yeh has been an executive officer of the Bank since it began operations in 2008. He started at the Bank as a vice president and portfolio administration manager and was promoted to senior vice president and acting chief credit officer in January 2013, and to executive vice president and chief credit officer of the Company and the Bank in January 2014. Prior to joining the Bank, Mr. Yeh was a finance director and business control manager for Universal Science Industrial Co., Ltd. from 2001 through 2003, director and general manager of Overseas Chinese Finance, Ltd. from 1999 through 2001, and lending and investment manager for Bank of Overseas Chinese from 1995 through 1999. Mr. Yeh began his banking career at General Bank where he held various positions from 1989 through 1995. Mr. Yeh holds a B.A. from Soochow University and an M.B.A. from University of Missouri.

Tsu Te Huang. Mr. Huang joined our Bank in 2009 as a senior vice president and branch regional manager and was promoted to branch administrator in 2012 and to executive vice president in 2016. Mr. Huang previously served as a senior vice president and branch assistant regional manager for United Commercial Bank, Southern California from 2003 to 2009, and as senior vice president and branch regional manager for First Continental Bank from 2000 to 2003. Mr. Huang served as vice president and branch manager for First Continental Bank from 1994 to 2000. Mr. Huang holds a B.A. from Chinese Culture University.

Larsen Lee. Mr. Lee joined the Bank in April 2014 to start our residential mortgage unit. He started as a senior vice president and director of mortgage lending and in January 2016 he was promoted to executive vice president. Mr. Lee has accumulated 28 years of mortgage experience from retail operations to correspondent lending. He has expertise in all phases of the mortgage industry and has worked for large national banks such as Washington Mutual from 1995 to 2007 (account executive) and Bank of America from 2007 to 2010 (account executive). Mr. Lee created a wholesale department for Pacific City Bank from 2010 to 2014. Mr. Lee holds a B.S. from the University of Hawaii.

EXECUTIVE COMPENSATION

Our named executive officers for 2017, which consist of our principal executive officer and the company’s two other most highly compensated executive officers, are:

•	Yee Phong (Alan) Thian, president and chief executive officer;
•	Larsen Lee, executive vice president and director of residential mortgage lending;
•	Simon Pang, executive vice president and chief strategy officer; and
•	David R. Morris, executive vice president and chief financial officer.

Summary Compensation Table

The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2017 and 2016 for each of our named executive officers.

Name	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (3)	Total
Alan Thian	2017	$687,850	$856,700	$-	$128,167	$1,672,717
Chief executive officer and president	2016	498,300	510,000	182,500	109,806	1,300,606
David Morris	2017	238,464	135,000	-	16,472	389,936
Executive vice president and chief financial officer	2016	202,839	40,000	-	17,153	259,992
Larsen Lee	2017	287,000	95,000	-	9,000	391,000
Executive vice president and director of mortgage lending	2016	263,000	40,000	-	8,804	311,804
Simon Pang	2017	238,500	75,000	-	29,634	343,134
Executive vice president and chief strategy officer	2016	203,000	35,000	-	26,727	264,727

(1)

The amounts set forth in the “Option Awards” column reflect the aggregate grant date fair value of option awards for the year ended December 31, 2016 calculated in accordance with FASB ASC Topic 718. The fair market value of shares was determined by the board of directors. The assumptions used in calculating the option award amounts are set forth in Note 15 to our consolidated financial statements as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017.

(2)	Includes $89,000 and $69,000 for Mr. Thian’s service as a director during 2017 and 2016, respectively.
(3)	“All Other Compensation” for the named executive officers during fiscal 2017 is summarized below:

All Other Compensation 2017
Name	Perquisites (i)	Company 401(k) Match (ii)	Board Director Fee (iii)	BOLI Income (iv)	Total "All Other Compensation"
Alan Thian	$18,646	$11,876	$89,000	$8,746	$128,267
David Morris	5,100	9,451	-	1,921	16,472
Larsen Lee	-	9,000	-	-	9,000
Simon Pang	19,365	7,500	-	2,769	29,634

All Other Compensation 2016
Name	Perquisites (i)	Company 401(k) Match (ii)	Board Director Fee (iii)	BOLI Income (iv)	Total "All Other Compensation"
Alan Thian	$24,720	$9,000	$69,000	$7,087	$109,807
David Morris	8,750	6,809		1,594	17,153
Larsen Lee	-	8,804		-	8,804
Simon Pang	19,066	5,410		2,251	26,727

(i)	Amount reflects use of a Company-owned vehicle.
(ii)	Amount reflects Company matching contribution under the 401(k) Plan.
(iii)	Amount reflects Mr. Alan Thian board director fees.
(iv)	Amount reflects BOLI reportable income.

General

We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits including perquisites. Our Compensation, Nominating and Corporate Governance Committee believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

Base Salary

The Compensation, Nominating and Corporate Governance Committee reviews and approves base salaries of our named executive officers and sets the compensation of our chief executive officer. In setting the base salary of each named executive officer, the committee relied on market data provided by our internal human resources department and survey data from industry resources. The Compensation, Nominating and Corporate Governance Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

Bonus

All staff are eligible for a bonus and the named executive officers who have employment agreements may receive bonuses subject to the board’s sole discretion. The Bank pays bonuses of 6% of its pre-tax income; approximately 2.5% of pre-tax earnings are typically paid to the president and chief executive officer, approximately 1.25% of pre-tax earnings are distributed amongst the executive vice presidents and the remaining 2.25% of pre-tax earnings are distributed to the remaining staff. Annual bonuses are approved by the Compensation, Nominating and Corporate Governance Committee subject to the terms of the Company’s executive bonus policy.

Equity Awards

The equity awards reflected in the table above all relate to stock option awards issued pursuant to our 2010 Stock Option Plan, or 2010 Plan, which, as described more fully below, allows the Compensation, Nominating and Corporate Governance Committee to establish the terms and conditions of the awards, subject to the plan terms.

Benefits and Other Perquisites

The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Royal Business Bank 401(k) Profit Sharing Plan. The Royal Business Bank 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2016, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match employee contributions on the first 6% of employee compensation (50 cents for each $1). The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. No discretionary profit sharing contribution was made to the 401(k) Plan for 2016 or 2015.

Bank Owned Life Insurance or BOLI Policies. In 2012, the Bank purchased single premium BOLI Policies for certain officers and directors of the Bank to provide additional life insurance benefits to the directors and officers and to use the income from the BOLI Policies to offset benefit expenses. Further, the Bank benefits from any future death benefits paid out under these BOLI Policies. The Bank entered into split dollar arrangements with all executive and senior officers and directors that were under the age of 70 to pay their beneficiaries a death benefit. The amount of the split dollar arrangement for executive officers was equal to five times the executive’s annual salary in 2012, three times the senior officer’s annual salary and $250,000 per director. In January 2017, the Bank purchased additional BOLI

Policies to increase the benefit to the executive and senior officers to December 31, 2016 salary levels and to add new officers that have joined the Bank since 2012. The directors also received an additional $150,000 in benefit. If the officer or director retires or is terminated, the split dollar arrangement terminates except in the case of change in control of the Company. The quantitative elements of the split dollar arrangement for our named executive officers are provided in the “Summary Compensation Table” on page 154.

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, except for Mr. Thian and Mr. Morris who are entitled to an annual medical examination.

Perquisites. We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation, Nominating and Corporate Governance Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2016 included the use of a Bank-owned or leased automobile.

Employment Agreements

We have entered into employment agreements with Messrs. Thian, Morris and Pang, which generally describe the position and duties of each of the named executive officers, provide for a specified term of employment, describe base salary, bonus opportunity and other benefits and perquisites to which each executive officer is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Mr. Thian. Our employment agreement with Mr. Thian, dated as of April 12, 2017, provides for a term of five years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal three months prior to the extension date. The agreement provides for an annual salary of $696,000, discretionary bonus, reimbursement of automobile expenses, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. If Mr. Thian is terminated without cause or if he terminates his employment for good reason, as defined in the agreement, Mr. Thian would receive a severance payment in the amount of twelve (12) months of his then current salary plus the continuation of his medical, dental and other insurance coverage and an auto allowance for the lesser of twelve months or until he has found new employment. Following a change in control, if Mr. Thian’s employment is terminated, by us or our successor, without cause, or if Mr. Thian’s employment is materially adversely altered, then Mr. Thian will be entitled to receive from us or our successor severance in an amount equal to twelve (12) months of Mr. Thian’s then annual salary, plus the continuation of his medical, dental and other insurance coverage and an auto allowance for the lesser of twelve months or until he has found new employment. In connection with the consummation of the Company’s July 2017 initial public offering, Mr. Thian’s employment agreement also provides for an annual award of restricted stock for each year of the employment agreement’s five year term. The number of shares of common stock to be awarded will be pursuant to a formula based upon the number of shares sold by the Company in its July 2017 initial public offering and the Company’s resulting stock price. The first restricted stock grant will be made at the first anniversary of the initial public offering.

Mr. Morris. Our employment agreement with Mr. Morris, dated as of April 12, 2017, provides for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal three months prior to the extension date. The agreement provides for an annual salary of $240,000, stock options, discretionary bonus, reimbursement of automobile expenses, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. If Mr. Morris is terminated without cause, Mr. Morris would receive a severance payment in the amount of twelve (12) months of his then current salary. Following a change of control, if Mr. Morris’ employment is terminated by us or our successor, without cause, or Mr. Morris’ employment is materially adversely altered, Mr. Morris would receive a severance payment in the amount of six months of his then current salary.

Mr.  Pang. Our employment agreement with Mr. Pang, dated as of April 12, 2017, provides for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal three months prior to the extension date. The agreement currently provides for an annual salary of $240,000, stock options, discretionary bonus, reimbursement of automobile expenses, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. If Mr. Pang is terminated without cause, Mr. Pang would receive a severance payment in the amount of twelve months of his then current salary. Following a change of control, if Mr. Pang’s employment is terminated, by us or our successor, without cause, or Mr. Pang’s employment is materially adversely altered, Mr. Pang would receive a severance payment in the amount of six months of his then current salary.

RBB Bancorp 2017 Omnibus Stock Incentive Plan

General. The 2017 Omnibus Stock Incentive Plan, or OSIP, was adopted by our board of directors on January 18, 2017 and will be submitted for approval by our shareholders at our annual meeting on May 23, 2017. The OSIP was designed to ensure continued availability of equity awards that will assist the Company in attracting and retaining competent managerial personnel and rewarding key employees, directors and other service providers for high levels of performance. Pursuant to the OSIP, the board of directors is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 3,848,341 shares of common stock are available for issuance under the OSIP. As of March 31, 2017, there were 1,353,207 shares available for issuance under the OSIP. Awards vest, become exercisable and contain such other terms and conditions as determined by the board of directors and set forth in individual agreements with the employees receiving the awards. The OSIP enables the board of directors to set specific performance criteria that must be met before an award vests. The OSIP allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.

Eligibility. All employees and directors of, and consultants of, the Company and its subsidiaries are eligible to become participants in the OSIP, except that non-employees may not be granted incentive stock options. The board of directors will determine the specific individuals who will be granted awards under the OSIP and the type and amount of any such awards.

Options. The board of directors may grant incentive stock options and non-qualified stock options to purchase stock at an exercise price determined under the award. Each stock option must be granted pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options may expire no later than 10 years from the date of grant.

The exercise price of an option generally may not be less than the fair market value of Company common stock on the date the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, or as adjusted for corporate transactions described above.

Options awarded under the OSIP will be exercisable in accordance with the terms established by the board of directors. Any incentive stock option granted under OSIP that does not qualify as an incentive stock option will be deemed to be a non-qualified stock option and the board of directors may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the board of directors, the purchase price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of Company common stock (valued at fair market value as of the day of exercise), by restricted shares, by a cashless exercise providing for deferred payment of the purchase price or by other property deemed acceptable or a combination thereof.

Stock Appreciation Rights. Stock appreciation rights entitle the participant to receive cash and/or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds a base price established by the board of directors. The base price for a stock appreciation right generally may not be less than the fair market value of the stock on the date the stock appreciation right is granted. Stock appreciation rights will be exercisable in accordance with the terms established by the board of directors.

Stock Awards. A stock award is a grant of shares of Company common stock or a right to receive shares of Company common stock (or an equivalent amount of cash or a combination of both) in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, deferred shares or restricted stock units or any other equity-based award as determined by the board of directors.

The specific conditions, including the performance measures, performance objectives or period of service requirements that may apply to stock awards are set by the board of directors in its discretion.

Forfeiture. Unless specifically provided to the contrary in an award agreement, upon notification of termination of employment for cause, in the case of employees, and termination of service for cause, in the case of non-employee directors or other service providers, any outstanding award held by such employee, non-employee director or service provider will terminate immediately, the award will be forfeited and the participant will have no further rights thereunder.

Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, or Revenue Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” (the chief executive officer and the next three most highly compensated executive officers ([other than the chief financial officer))] is limited to $1 million per year. However, in the case of a corporation that becomes a publicly held corporation in connection with an initial public offering, the $1 million per year deduction limit does not apply during a limited “transition period” to any remuneration paid pursuant to a compensation plan that existed during the period in which the corporation was not publicly held, if the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.

The Company intends to rely on the transition relief described in the immediately preceding paragraph in connection with awards under the OSIP until the earliest of the four following events: (i) the expiration of the OSIP; (ii) the material modification of the OSIP; (iii) the issuance of all stock and other compensation that has been allocated under the OSIP; or (iv) the first meeting of the Company’s shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company’s common stock occurs.

Change in Control. Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company (as defined in the OSIP or the individual award agreements), all outstanding stock options and stock appreciation rights held by a participant will become fully exercisable and all stock awards or cash incentive awards held by a participant will become fully earned and vested. In the event an award constitutes “deferred compensation” for purposes of Section 409A of the Revenue Code, and the settlement or distribution of benefits under such award are triggered by a change in control, such settlement or distribution will be subject to the change in control also constituting a “change in control event” under Section 409A of the Revenue Code.

Amendment and Termination. The OSIP will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted after the 10-year anniversary of the date upon which it is approved by the stockholders of the Company. The Company generally reserves the right to amend or terminate the OSIP at any time, except that the OSIP may not be amended without the approval of the Company’s shareholders to permit:

•	a material increase in the benefits available to participants under the OSIP;
•

an increase of the 3,848,341 shares of stock that may be issued under the OSIP, the 3,070,923 shares that may be issued as incentive stock options, or a maximum calendar year award of 125,000 shares; or

•	a material modification of the requirements for participation;

provided, however, that the OSIP may be amended at any time to conform to any present or future law, including but not limited to amendments to the OSIP or outstanding awards in order to comply with, or to avoid the application of, Section 409A of the Revenue Code, and related regulations promulgated thereunder.

U.S. Federal Income Tax Treatment. Under present U.S. federal income tax laws, awards granted under the OSIP generally should have the following tax consequences:

Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. The participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was (without a break in service) an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right generally will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes and the participant has not filed a Revenue Code Section 83(b) election to be taxed at the time of grant. Upon the later of delivery or vesting of shares subject to an award (or the filing of a Revenue Code Section 83(b) election), the participant generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting (or the filing of a Revenue Code Section 83(b) election). Dividends paid to the participant during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction. In the case of stock awards settled in cash, the participant generally will realize taxable income at the time the cash is distributed and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant generally will realize taxable income at the time the cash incentive award is distributed and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. All distributions under the OSIP are subject to withholding of all applicable taxes and the board of directors may condition the delivery of any shares or other benefits under the OSIP on satisfaction of the applicable withholding obligations. Except as otherwise provided by the board of directors, such withholding obligations generally may be satisfied through cash payment by the participant, through the surrender of shares of Company stock that the participant already owns or through the surrender of shares of Company stock to which the participant is otherwise entitled under the OSIP.

RBB Bancorp 2010 Stock Option Plan

Under the terms of the Company's 2010 Stock Option Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and organizers, who are not also an officer or employee, may only be granted nonqualified stock options.  The Plan provides for options to purchase up to 30 percent of the outstanding common stock at a price not less than 100 percent of the fair market value of the stock on the date of the grant.  Stock options expire no later than ten years from the date of the grant and generally vest over three years.  This 2010 Plan was replaced at the Company’s annual meeting on May 23, 2017, with the 2017 Omnibus Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our named executive officers regarding outstanding stock options held by the officers as of December 31, 2017. Market values are presented as of the end of 2017 (based on the assumed per share fair market value of our common stock of $27.37 on December 31, 2017) for outstanding stock awards, which include 2017 grants and prior-year grants.

	Number of Securities Underlying Unexercised Options (1)
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Alan Thian	382,010	-	9.29	11/04/18
	10,763	-	9.29	11/18/18
	10,763	-	9.29	01/02/19
	10,763	-	9.29	05/18/21
	10,763	-	11.15	05/16/22
	242,156	-	11.15	01/01/23
	10,763	-	11.15	05/15/23
	10,250	-	13.21	05/21/24
	6,666	3,334	17.08	05/20/25
	3,334	6,666	18.25	05/17/26
David Morris	24,788	-	9.29	02/01/20
	9,686	-	9.29	01/01/22
	53,813	-	11.15	01/01/23
Larsen Lee	9,686	-	13.21	03/17/24
	5,000	10,000	18.25	01/01/26
Simon Pang (2)	104,906	-	9.29	11/04/18
	5,381	-	9.29	11/18/18
	121,078	-	11.15	01/01/23

(1)

All awards in this column that remain subject to vesting, vest in 33.33% increments on the first, second and third anniversary of the date of grant. These equity awards are accelerated and vest in full upon a change in control of the Company.

(2)	Mr. Pang exercised 110,287 stock options in the first quarter of 2018.

Section 16(A) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2017 fiscal year no director or executive officer failed to file, on a timely basis, reports required during or with respect to 2017 by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Corporate Governance Principles and Board Matters

Corporate Governance Guidelines. We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines that set forth the framework within which our board of directors, assisted by the committees of our board of directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, committees of our board of directors and selection of new directors.  Our Corporate Governance Guidelines are available on our website at www.royalbusinessbankusa.com under the “Governance” tab.

Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s character, judgment, diversity, skill-sets, specific business background and global or international experience in the context of our needs and those of the board of directors.

Director Independence. We received approval to list our common stock on The Nasdaq Global Select Market and, as a result, we will be required to comply with the rules of the Nasdaq Stock Market with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of our board of directors within a specified period of time following our July 2017 initial public offering. The rules of the NASDAQ Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that, with the exception of Ms. Fui Ming Thian and Messrs. Yee Phong (Alan) Thian and Ko-Yen Lin, each of our current directors is an independent director, as defined under the applicable rules. The board determined that Mr. Thian does not qualify as an independent director because he is an executive officer of the Company. The board determined that Ms. Thian does not qualify as an independent director because of her family relationship with Mr. Thian. Mr. Lin does not qualify as an independent director as a result of certain business relationships that Mr. Lin has with Mr. Thian separate from the Company and the Bank.

Board Leadership Structure. The boards of directors of the Company and the Bank are comprised of the same individuals. Historically, our Company’s board of directors had four regular meetings, and our Bank’s board of directors had twelve regular meetings per year. Following the completion of the July 2017 initial public offering, both boards will have twelve regular meetings per year. All such meetings are led by our chairman of the board, Mr. Yee Phong (Alan) Thian, who is also our president and chief executive officer. As noted above, Mr. Thian has served in these positions since the Bank began operations in 2008. Mr. Thian’s primary duties are to lead our board of directors in establishing our overall vision and strategic plan and to lead our management in carrying out that plan. Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board. Our board of directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the chief executive officer. However, the board of directors does not believe that mandating a particular structure, such as designating an independent lead director or having a separate chairman of the board and chief executive officer, is necessary to achieve effective oversight. As a result, our board of directors has not designated an independent lead director nor has it designated a separate chairman of the board and chief executive officer. Nine of the board’s twelve directors have been determined by our board of directors to be independent under the listing standards of the Nasdaq Stock Market. All directors, including the chairman of the board, are bound by fiduciary obligations imposed by law, to serve the best interests of the shareholders. Accordingly, separating the offices of chairman of the board and chief executive officer would not serve to materially enhance or diminish the fiduciary duties of any director.

To further strengthen the oversight of the full board of directors our independent directors expect to hold executive sessions at which only independent directors are present. The executive sessions will be scheduled in connection with regularly scheduled board meetings at least twice a year. The executive sessions will be presided over by an independent director selected by our board of directors. Peter Chang has been selected by our board of directors to initially serve in this role.

Code of Ethics. Our board of directors has adopted a Code of Ethics that applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Ethics is available on our website at www.royalnusinessbankusa.com under the “Governance” tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by NASDAQ Stock Market rules.

Compensation Committee Interlocks and Insider Participation.  None of the members of our Compensation, Nominating and Corporate Governance Committee will be or will have been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation, Nominating and Corporate Governance Committee.

Risk management and oversight. Our board of directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. In particular, our Compensation, Nominating and Corporate Governance Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee is responsible for overseeing the management of risks associated with related party transactions. Our Directors Loan Committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. Our Asset/Liability Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Our board of directors monitors capital adequacy in relation to risk. Pursuant to our board of directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our board of directors and its committees.

All directors attended at least 98% of all board and committee meetings in 2017.

Committees of the Board

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation, Nominating and Corporate Governance Committee, the Asset/Liability Committee, the Community Reinvestment Act Committee, the Director’s Loan Committee, and the Information Technology and Security Committee.

Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.

Audit Committee. Our audit committee currently consists of Chie-Min Christopher Koo (chairman), Wendell Chen, Pei-Chin (Peggy) Huang, Feng Lin and Paul Lin. Our board of directors has evaluated the independence of the members of our audit committee and has affirmatively determined that: (i) each of the members of our audit committee meets the definition of “independent director” under NASDAQ Stock Market rules; (ii) each of the members satisfies the additional independence standards under NASDAQ Stock Market rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Chie-Min Christopher Koo is financially sophisticated under the NASDAQ Stock Market rules and satisfies the requirements established by the SEC for qualification as an “audit committee financial expert.”

Our audit committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the audit committee will be available on our website at www.royalbusinessbankusa.com under the “Governance” tab. As described in its charter, our audit committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
•	reviewing the independence of our independent auditors;
•	reviewing actions by management on recommendations of the independent auditors and internal auditors;
•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
•	reviewing our earnings releases and reports filed with the SEC;
•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•	reviewing and approving or ratifying related party transactions; and
•	handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation, Nominating and Corporate Governance Committee. Our Compensation, Nominating and Corporate Governance Committee currently consists of Ruey Chyr Kao (chairman), Peter Chang, Chuang-I (Christopher) Lin, Feng Lin and Ko-Yen Lin. Our board of directors has evaluated the independence of the members of our Compensation, Nominating and Corporate Governance Committee and has affirmatively determined that Messrs. Kao, Chang, C. Lin and F. Lin are “independent” under NASDAQ Stock Market rules and also satisfy the additional independence standards under NASDAQ Stock Market rules for compensation committee service. As noted above under “—Director Independence,” our board of directors has determined that Mr. Ko-Yen Lin does not qualify as an independent director under NASDAQ Stock Market rules. We are relying on the phase-in schedule under NASDAQ Stock Market rules for companies listing on NASDAQ, which requires: (i) one member satisfy the independence requirements at the time of listing; (ii) a majority of the members satisfy the independence requirements within 90 days of listing; and (iii) all members satisfy the independence requirements within one year of listing.

Our Compensation, Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation, Nominating and Corporate Governance Committee is available on our website at www.royalbusinessbankusa.com under the “Governance” tab.

The Compensation, Nominating and Corporate Governance Committee is responsible for discharging our board of directors’ responsibilities relating to (i) the compensation, both direct and indirect, to be paid to our directors, executive officers and other employees, and (ii) the corporate governance of our organization. Among other things, the Compensation, Nominating and Corporate Governance Committee has responsibility for:

•

reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	determining the annual compensation of our chief executive officer;
•	determining the annual compensation of our board of directors;
•

overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;

•	preparing the compensation committee report required by SEC rules to be included in our annual report;
•	recommending persons to be selected by our board of directors as nominees for election as directors or to fill any vacancies on our board of directors;
•	monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;

•	developing, reviewing and monitoring compliance with our corporate governance guidelines;
•	reviewing annually the composition of our board of directors as a whole and making recommendations; and
•	handling such other matters that are specifically delegated to the compensation, nominating and corporate governance committee by our board of directors from time to time.

Directors Loan Committee, or DLC. Our DLC currently consists of five non-executive directors,  Chuang-I (Christopher) Lin, Feng Lin, James Kao, Ko-Yen Lin, Pei-Chin (Peggy) Huang and Peter Chang, one executive director, Yee Phong (Alan) Thian, and one non-director, Jeffrey Yeh, our chief credit officer, who is a non-voting member. The DLC is responsible for overseeing the Bank’s credit and lending strategies and objectives as well as approving loans over the credit authority of executive officers.

Community Reinvestment Act Committee or CRA. Our CRA currently consists of three non-executive directors, Fui Ming (Catherine) Thian, Feng Lin and Wendell Chen, one executive-director, Yee Phong (Alan) Thian, and seven non-directors, Tsu Te Huang, our branch administrator, Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, Jeffrey Yeh, our chief credit officer, Larsen Lee, our director of mortgage lending and Yves Mombeleur, our director of community development. The CRA is responsible for monitoring the Bank’s CRA compliance.

Information Technology and Security Committee or IT. Our IT currently consists of two non-executive directors, Paul Lin and Peter Chang, one executive-director, Yee Phong (Alan) Thian, and five non-directors, Tsu Te Huang, our branch administrator, Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, Jeffrey Yeh, our chief credit officer, Larsen Lee, our director of mortgage lending and Erik Grier, our chief information officer. The IT committee is responsible for reviewing IT infrastructure, security, business continuity planning and vendor management.

Asset/Liability Committee or ALCO. Our ALCO currently consists of five non-executive directors, Fui Ming (Catherine) Thian,  Christopher Koo, James Kao, Paul Lin and Wendell Chen, one executive-director, Yee Phong (Alan) Thian, and six non-directors, Tsu Te Huang, our branch administrator, Larsen Lee, our director of mortgage lending, Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, and Jeffrey Yeh, our chief credit officer. The ALCO has responsibility for, among other things, monitoring the maturities and overall mix of the Company’s and the Bank’s interest rate sensitive assets and liabilities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NASDAQ Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participates (whether or not we or the Bank is a direct party to the transaction), and in which our or any of the Bank’s directors, nominees to become a director, executive officers or employees or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest has a direct or indirect material interest; or in which any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person has a direct or indirect material interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management will provide our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, will be subject to termination by us or the Bank, if so directed by our Audit Committee or our board, taking into account factors as deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our board of directors in accordance with the bank regulatory requirements.

As of December 31, 2017, our officers and directors as well as their immediate families and affiliated companies, taken as a group, were indebted directly and indirectly to us in the amount of $2.3 million, while deposits from this group totaled $43.8 million as of such date. As of the date of this prospectus, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Related Party Transactions

Other than the compensation arrangements with directors and executive officers described in “Executive Compensation” and the ordinary banking relationships described above, none of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions since January 1, 2016, to which we have been a party in which the amount involved exceeded or will exceed $120,000.

Certain Transactions

Other Transactions. I is anticipated that the executive officers and directors of the Company, and the companies with which they are associated, will have banking transactions with the Bank in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to loans included in such transactions will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons of similar creditworthiness that are not affiliated with the Bank, and in the opinion of management, these transactions do not involve more than a normal risk of collectability or present other unfavorable features. The aggregate limit that the Bank may lend to its insiders as a class is not greater than the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2017, the Bank had extensions of credit to its directors together with their associates in the aggregate totaling approximately $2.3 million for approximately 0.86% of the Bank’s equity capital as of that date.  There were no Company loans to any insider of the Company.

There have been no transactions during 2017 to which the Bank was a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Bank’s total assets at year end for each of the last three completed fiscal years, and in which any director (or nominee for director) of the Bank, executive officer of the Bank, any shareholder owning of record or beneficially 5% or more of the Company Common  Stock, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest.

Indebtedness of Management. Some of the current directors and executive officers of  the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business.   The Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of the Company, have not involved more than the normal risk of repayment or presented any other unfavorable features.

It is possible that, on the basis of sound business practices and subject to the approval of the Company's Board of Directors, the Bank may select companies owned, operated or controlled by directors to provide certain products and services to the Company. Any such purchases or transactions shall be made on reasonably competitive terms and prices and in accordance with applicable laws and regulations.

Indemnification.  The Company’s Articles of Incorporation provide that a director of the Company will not incur any personal liability to the Company, the Bank, or its shareholders for monetary damages for certain breaches of fiduciary duty as a director. A director's liability, however, is not eliminated with respect to (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of state law, or (iv) any transaction from which the director derived an improper personal benefit. The Company’s Articles of Incorporation and Bylaws also provide, among other things, for the indemnification of the Company’s directors, officers and agents, and authorize the Company’s Board of Directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, such agents in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment (subject to certain limitations). It is the policy of the Company’s Board of Directors that the Company’s directors, officers and agents shall be indemnified to the maximum extent permitted under applicable law and the Company’s Articles of Incorporation and Bylaws, and management has obtained director and officer liability insurance covering all of the Company’s officers and directors.

The Board of Directors recommends a vote "FOR" the Election of Directors

Each member of the board of directors intends to vote all shares of common stock owned by him/her in favor of election of each of the nominees. You are urged to vote for proposal 1: to elect the twelve (12) nominees set forth herein to serve until the 2019 annual meeting of shareholders and until their respective successors shall be elected and qualified.

PROPOSAL 2:

PROPOSED AMENDMENT TO BYLAWS TO INCREASE RANGE OF DIRECTORS

General

The Bylaws of the Company provide that the number of directors of the Company may be no less than seven (7) and no more than thirteen (13).  At the meeting, the shareholders will be asked to amend Section 3.2 of Article III of the Company’s Bylaws, to a range of eight (8) to fifteen (15).  A majority vote of the issued and outstanding shares of the Bank’s common stock is required to amend Section 3.2.

The Board of Directors desires to amend the range of directors and the number of directors in order to accommodate changes to the number of directors, and to provide flexibility in the event of future additions.

The first sentence of Section 3.2 of the Company’s bylaws currently reads as follows:

“The authorized number of directors of the corporation shall be not less than seven (7) nor more than thirteen (13) (which in no case shall be greater than two times the stated minimum minus one), and the exact number of directors shall be eleven (11) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders.”

As amended, the first sentence of Section 3.2 of the Company’s bylaws would read as follows:

“The authorized number of directors of the corporation shall be not less than eight (8) nor more than fifteen (15) (which in no case shall be greater than two times the stated minimum minus one), and the exact number of directors shall be twelve (12) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders.”

The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the compensation disclosure rules of the SEC, the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in Executive Compensation and the tabular disclosure regarding executive compensation (together with the accompanying narrative disclosure) above.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies, and to express their views on the compensation of our Named Executive Officers as disclosed herein. This vote shall not be binding on the Board of Directors or the Compensation, Nominating and Corporate Governance Committee and will not be construed as overruling a decision by, nor create or imply any additional fiduciary duty by, the Board or the Compensation, Nominating and Corporate Governance Committee. Furthermore, because this non-binding advisory vote relates primarily to compensation that has already been paid or contractually committed for the Company's named executive officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation, Nominating and Corporate Governance Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements.

Board of Directors’ Recommendation and Required Vote

The Board of Directors and the Compensation, Nominating and Corporate Governance Committee believe that the Company’s compensation practices and procedures are (i) designed to accomplish the objectives stated in the Company’s compensation philosophy; (ii) competitive, reasonable and effective; and (iii) appropriately aligned with the long-term success of the Company and the interests of its shareholders.

This proposal will be approved if the votes cast in favor exceed the votes cast against it.

Your Board of Directors unanimously recommends a vote “FOR” approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables shareholders to approve, on an advisory non-binding basis, the frequency of the advisory vote on the compensation of our Named Executive Officers, as described in Proposal 4 above. Accordingly, shareholders may indicate whether they would prefer an advisory vote on such executive compensation once every one, two, or three years, or whether they wish to abstain from casting a vote.

After considering the benefits and consequences of each option for the frequency of advisory say-on-pay votes, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate approach for the Company. The Board believes that current corporate practices and governance trends favor an annual advisory vote. This gives shareholders the opportunity to react promptly to emerging trends in compensation, and gives the Board and the Compensation, Nominating and Corporate Governance Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

As an advisory vote, the result will not be binding upon the Company, although the Compensation, Nominating and Corporate Governance Committee and the Board of Directors value the opinions expressed by shareholders and will certainly give consideration to the frequency option that receives the highest number of shareholder votes. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the frequency options.

Please mark on the Amended Proxy Card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as every one, two or three years, or mark “abstain” on this proposal.

Your board of directors recommends a vote for the option of once every year as the frequency for the advisory vote on executive compensation.

PROPOSAL 5:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as our independent registered public accounting firm for our 2018 fiscal year.  Although ratification is not legally required, we are submitting the appointment of Vavrinek to our stockholders for ratification in the interest of good corporate governance.  In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing Vavrinek as our independent registered public accounting firm for fiscal year 2018, the Audit Committee considered the firm’s qualifications and performance during fiscal years 2016 and 2017. In addition, the Audit Committee reviewed and approved audit and all permissible non-audit services performed by Vavrinek in fiscal 2016 and 2017, as well as the fees paid to Vavrinek for such services.  In its review of non-audit service fees and its appointment of Vavrinek as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining Vavrinek’s independence.

Representatives of Vavrinek are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives.

None of the fees paid to Vavrinek during 2017 and 2016 were paid under the de minimis safe harbor exception from Audit Committee pre-approval requirements. The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Vavrinek’s independence.

Board of Directors’ Recommendation and Required Vote

The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Vavrinek as our independent registered public accounting firm for the 2018 fiscal year.

PLEASE NOTE THAT IF YOU SUBMIT A NEW (AMENDED) PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Vavrinek audited our financial statements for the fiscal year ended December 31, 2017. The following table presents fees billed or to be billed for professional audit services rendered by Vavrinek for the audits of our annual financial statements for 2017 and 2016 and for other services rendered by Vavrinek.

The aggregate fees billed by Vavrinek for the fiscal years ended December 31, 2017 and 2016, were as follows:

	2017	2016
Audit fees (1)	$297,917	$170,000
Audit related fees (2)	11,500	11,000
Tax fees (3)	12,000	18,000
All other fees	-	-
Total	$321,417	$199,000

1

Audit fees consist of the aggregate fees of Vavrinek in connection with: (i) the audit of the annual consolidated financial statements, and (ii) the required review of the financial information included in our Quarterly Reports on Form 10-Q.

2	Audit related fees consist of the 401(k) audit.
3	Tax services included preparation of tax returns and tax payment planning services, as well as fees related to other tax advice, tax consulting and planning.

ACCOUNTANTS

The Company has selected Vavrinek, Trine, Day & Co., LLP as the Company’s independent certified public accountants for the year 2018. It is anticipated that a representative of Vavrinek, Trine, Day & Co., LLP will be present at the Meeting to respond to appropriate questions from shareholders.

PROPOSALS BY SHAREHOLDERS AT 2019 ANNUAL MEETING

In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 31, 2018. However, in order for such shareholder proposals to be eligible to be brought before the shareholders at the next annual meeting, the shareholder submitting such proposals must also comply with the procedures, including the deadlines, required by Article II of the Company's Bylaws. Shareholder nominations of Directors are not shareholder proposals and are not eligible for inclusion in the Company's proxy statement.

OTHER BUSINESS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of management and authority to do so is included in the proxy.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT MAILING OF THE SIGNED PROXY WILL BE APPRECIATED.

RBB BANCORP

Yee Phong (Alan) Thian
President and Chief Executive Officer

April 18, 2018

RBB Bancorp, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS annual meeting OF ShareHOLDERS – May 23, 2018 at 11:00 a.m., LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned shareholder(s) of RBB Bancorp, Inc., hereby revoking any proxy heretofore given, does hereby appoint Peter M. Chang, Pei-Chin (Peggy) Huang, Yee Phong (Alan) Thian, and each of them, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2018 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 23, 2018 at 11:00 a.m., local time, at 888 Seafood Restaurant, 8450 East Valley Boulevard, Rosemead, CA 91770, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/RBB
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF RBB BANCORP, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	To elect the following twelve (12) directors:	☐	☐
	Wendell Chen			☐		Control ID:
	James Kao			☐		REQUEST ID:
	Chie-Min Christopher Koo			☐
	Christopher Lin			☐
	Paul Lin			☐
	Yee Phong (Alan) Thian			☐
	Peter M. Chang			☐
	Pei-Chin (Peggy) Huang			☐
	Ruey Chyr Kao			☐
	Ko-Yen Lin			☐
	Feng (Richard) Lin			☐
	Katherine McLain			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve an amendment to the Company’s bylaws that would change the range of the Board of Directors from a minimum of seven (7) to eight (8) and to a maximum of twelve (12) to fifteen (15).	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	To approve, by a non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐
Proposal 4		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	Advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

Our Board of Directors recommends that you vote “FOR” all of the twelve director nominees named above for election to our Board of Directors; “FOR” an amendment to the Company’s bylaws that would change the range of the Board of Directors from a minimum of seven (7) to eight (8) and to a maximum of twelve (12) to fifteen (15) members; “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers; “FOR”, on a non-binding advisory basis, the holding of an advisory vote on executive compensation on an annual basis; and “FOR” ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Shareholder and/or Joint Tenant)
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________			(Signature of Shareholder)
____________________________

(Second Signature if held jointly)